                                                             EXHIBIT (5)(b)(xii)

                                  AMENDMENT TO
                             SUBADVISORY AGREEMENT
                               NASL SERIES TRUST


                 AMENDMENT made as of this ____ day of ________, 199_ to the Subadvisory Agreement dated January 4, 1996, as amended June 20, 1996, (the "Agreement"), between NASL Financial Services, Inc., a Massachusetts corporation (the "Adviser"), and Founders Asset Management, Inc., a Delaware corporation (the "Subadviser"). In consideration of the mutual covenants contained herein, the parties agree as follows:

1.       CHANGE IN APPENDIX A

                 Providing for the appointment and compensation of the Subadviser for the new Balanced and Worldwide Growth Portfolios. Section 3 of the Agreement, "Compensation of Subadviser," is hereby amended by adding an additional portfolio to Appendix A as follows:

                 1. Balanced Portfolio: .375% of the first $50,000,000, .325% between $50,000,000 and $200,000,000, .275% between $200,000,000 and $500,000,000 and .225% on the excess over $500,000,000 of the average daily value of the net assets of the Portfolio.

                 2. Worldwide Growth Portfolio: .600% of the first $50,000,000, .550% between $50,000,000 and $200,000,000, .450% between
         $200,000,000 and $500,000,000 and .350% on the excess over
         $500,000,000 of the average daily value of the net assets of the Portfolio.

2.       SUBADVISORY AGREEMENT

                 In all other respects, the Agreement is confirmed and remains in full force and effect.

3.       EFFECTIVE DATE

                 This Amendment shall become effective with respect to each Portfolio on the later of: (i) the date of its execution, (ii) the effective date of the post-effective amendment to the registration statement of NASL Series Trust under the Securities Act of 1933 that incorporates with respect to the Portfolio the terms of the Agreement as amended herein and (iii) the date of the meeting of shareholders (or sole shareholder if applicable) of the Portfolio called for the purpose of voting on this Amendment, at which meeting this Amendment shall have been approved by the vote of a majority of the outstanding voting securities (as defined in the Investment Company Act of 1940, as amended) of the Portfolio.

                 IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed under seal by their duly authorized officers as of the date first mentioned above.

NASL FINANCIAL SERVICES, INC.



By:
    --------------------------


Founders Asset Management, Inc.



By:
    --------------------------